UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. __)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

CHESTATEE BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

_________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 29, 2008

Dear Shareholder:

As we move into the new year, there are several updates on our Company and Chestatee State Bank that will be of interest to you as a shareholder in Chestatee Bancshares. First, I am pleased to inform you that the Board of Directors has authorized a dividend of $0.06 per share on each share of our common stock payable to the holder of the stock on January 22, 2008. This is the same amount per share as the dividend we paid in 2007 and that we paid twice in 2006. Your dividend check is enclosed with this letter.

Second, you will soon receive a proxy statement from the Company regarding a proposed change to our stock that the Board of Directors has approved. These materials will detail a project that was initiated by the Board this past summer to reclassify certain of our shares of common stock into classes of preferred stock. By effecting the reclassification, our reporting obligations under the Federal Securities laws will be suspended. The proxy statement will detail the reclassification and the benefits of delisting, including an estimated cost savings to the Bank of approximately $300,000 in 2008 and $200,000 going forward. When you receive your proxy statement, please take the opportunity to review the materials closely, analyze the pros and cons to the reclassification, and return your proxy.

These are both exciting and challenging times for our Company and the Bank. I am sure many of you will have questions, and I encourage you to contact me at your convenience.

Sincerely,

J. Philip Hester, Sr., President

In connection with the proposed reclassification of Chestatee Bancshares, Inc., the Company will file with the Securities and Exchange Commission a proxy statement which will be sent to the shareholders of the Company seeking their approval of the proposed transaction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED RECLASSIFICATION.

Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Documents filed with the SEC by the Company will be available free of charge by directing a request by telephone or mail to Chestatee Bancshares, Inc., 6639 Highway 53 East, Dawsonville, Georgia 30534, Attn: J. Philip Hester, Sr. The Company's telephone number is (706) 216-2265.

The directors, executive officers, and certain other members of management of Chestatee Bancshares, Inc. may be soliciting proxies in favor of the reclassification from the Company’s shareholders. Information about the Company’s directors, executive officers, and members of management is set forth in the proxy statement for the Company’s 2007 Annual Meeting of Shareholders, which is available on the SEC's website, www.sec.gov, and at the address provided in the preceding paragraph.